UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2011

AMERICAN MINING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52403

(Commission File Number)

20-3373669

(IRS Employer Identification No.)

970 Caughlin Crossing, Suite 100

Reno, Nevada 89519

(888) 505-5808

(Address Of Principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

To the extent required by Item 1.01 of Form 8-K, the information contained in or incorporated by reference into Items 1.01 and 2.01 of our Current Report on Form 8-K filed June 7, 2011, is hereby incorporated by reference into this Item 1.01.

On April 18, 2011, American Mining Corporation (the “Company”) entered into an Asset Purchase Agreement with North American Mining Corporation (“NAMC”), whereby the Company agreed to acquire certain assets from NAMC in exchange for 31,000,000 shares of the Company’s common stock and an assumption of certain liabilities associated with the assets (the “Acquisition”). As part of the Acquisition, the Company also agreed to issue 2,000,000 shares of Series A Preferred Stock to Gary MacDonald, as a secured creditor of NAMC, in exchange for his consent to the Acquisition. The Acquisition completed on May 31, 2011.

By written agreement dated November 8, 2011, the Company agreed with NAMC and Gary MacDonald (formerly, our sole officer and director) to rescind the Acquisition, effective August 31, 2011, so that each party to the Acquisition would be, in every respect, as much as possible, returned to the same position as such party was immediately prior to the Acquisition (the “Rescission”). A copy of the written agreement is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Under the terms of the Rescission, effective August 31, 2011, the Asset Purchase Agreement and all documents, instruments, securities and other certificates executed or delivered in connection with the transactions contemplated by the Asset Purchase Agreement, including without limitation the Employment Agreement dated May 31, 2011 between the Company and Gary MacDonald, have been rescinded, rendered null and void ab initio and of no force or effect. Each party to the Rescission has agreed to promptly do such further acts and things, including executing appropriate documents, as may be reasonably requested by the other parties to the Rescission to carry out the intent of the Rescission.

NAMC has agreed to assume and indemnify the Company against, any and all debts, obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, arising prior to November 8, 2011, that might at any time be determined to be owing by the Company to certain persons who were involved in transactions concerning the Company from May 31, 2011 through to November 8, 2011.

The Rescission provides for mutual releases between the Company and each of NAMC and Gary MacDonald from all claims arising from the Acquisition, but not the provisions of the Rescission.

Item 1.02	Termination of a Material Definitive Agreement

The information contained in Item 1.01 is incorporated into this Item 1.02 by reference. To the extent required by Item 1.02 of Form 8-K, the information contained in or incorporated by reference into Items 1.01 and 2.01 of our Current Report on Form 8-K filed June 7, 2011, is hereby incorporated by reference into this Item 1.02.

By operation of the Rescission, the Asset Purchase Agreement dated April 18, 2011, as amended on May 31, 2011, and all documents, instruments, securities and other certificates executed or delivered in connection with the transactions contemplated by the Asset Purchase Agreement, including without limitation the Employment Agreement dated May 31, 2011 between the Company and Gary MacDonald, have been rescinded, rendered null and void ab initio and of no force or effect, effective August 31, 2011.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 is incorporated into this Item 2.01 by reference. To the extent required by Item 2.01 of Form 8-K, the information contained in or incorporated by reference into Items 1.01 and 2.01 of our Current Report on Form 8-K filed June 7, 2011, is hereby incorporated by reference into this Item 2.01.

By operation of the Rescission, effective August 31, 2011 all the assets acquired from NAMC through the Acquisition have been returned to NAMC.

Item 5.01	Changes in Control of Registrant

The information contained in Item 1.01 is incorporated into this Item 5.01 by reference. To the extent required by Item 5.01 of Form 8-K, the information contained in or incorporated by reference into Items 1.01, 2.01 and 5.01 of our Current Report on Form 8-K filed June 7, 2011, is hereby incorporated by reference into this Item 5.01.

Under the terms of the Rescission, NAMC has specifically agreed to rescind the issuance to NAMC of 31,000,000 shares of the Company’s common stock under the Acquisition (or otherwise), and to surrender to the Company any and all rights NAMC has or may have with respect to such shares.

Under the terms of the Rescission, Gary MacDonald has specifically agreed to rescind the issuance to NAMC of 2,000,000 shares of the Company’s Series A Preferred Stock under the Acquisition (or otherwise), and to surrender to the Company any and all rights NAMC has or may have with respect to such shares.

As a result of the Rescission, control of the Company has reverted to Ophion Management Ltd., a company controlled by Thomas Mills, our President. Ophion Management Ltd. owns 500,003 shares of the Company’s common stock, which entitles it to 74% voting control of the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Mutual Rescission Agreement dated November 8, 2011 among North American Mining Corporation, Gary MacDonald and American Mining Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MINING CORPORATION

/s/ Thomas Mills

Thomas Mills

President

Date: November 8, 2011